Exhibit 99.1

Inigo limited

Financial statements

31 December 2025

Independent auditORS’ reporT

To the Board of Directors of Inigo Limited:

Qualified Opinion

We have audited the consolidated financial statements of Inigo Limited (and its subsidiaries) (the Group), which comprise the consolidated statement of financial position as of 31 December 2025, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, except for the omission of the comparative financial information described in the Basis for Qualified Opinion section of our report, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 December 2025, and the results of its operations and its cash flows for the year then ended in accordance with UK accounting standards, including FRS 102 The Financial Reporting Standard applicable in the UK and Republic of

Ireland (FRS 102).

Basis for Qualified Opinion

As disclosed in Note 2 to the consolidated financial statements, FRS 102 requires consolidated financial statements be presented with comparative financial information. These consolidated financial statements have been prepared as of and for the year ended 31 December 2025 solely for the inclusion in the U.S. Securities and Exchange Commission filings of Radian Group Inc. Accordingly, no comparative financial information is presented.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Group and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Emphasis of Matter

As discussed in Note 31 to the consolidated financial statements, the Group prepares its consolidated financial statements in accordance with FRS 102 which differs from U.S. generally accepted accounting principles. Our opinion is not modified with respect to this matter.

Other Matter

The Company financial statements, which comprise the Company Statement of Financial Position – Assets, Company Statement of Financial Position – Liabilities, and Company Statement of Changes in Equity, and the related notes, were not audited, reviewed, or compiled by us, and accordingly, we do not express an opinion or any other form of assurance on them.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with FRS 102, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Independent auditORS’ reporT (continued)

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for one year from the date of approval of the financial statements.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

London, England
16 April 2026

Consolidated Income Statement

Technical account – general business
for the year ended 31 December 2025

	Notes	2025
		$000
Gross premiums written		1,522,669
Outwards reinsurance premiums		(300,725)
Premiums written, net of reinsurance	5	1,221,944
Change in gross provision for unearned premiums		(119,432)
Change in provision for unearned premiums, reinsurer’s share		8,376
Net change in provision for unearned premiums		(111,056)
Earned premiums, net of reinsurance		1,110,888
Claims incurred, net of reinsurance
Claims paid	18
Gross amount		(478,514)
Reinsurers’ share		109,907
Claims paid, net of reinsurance		(368,607)
Change in the provision for claims
Gross amount		(241,461)
Reinsurers’ share		58,338
Net change in the provision for claims		(183,123)
Claims incurred, net of reinsurance	18	(551,730)
Net Operating Expenses	7	(367,598)
Balance on the technical account – general business		191,560

All operations relate to continuing activities. The notes on pages 15 to 62 form an integral part of these financial statements.

Consolidated Income StatemenT

non-Technical account
for the year ended 31 December 2025

	Notes	2025
		$000
Balance on the technical account – general business		191,560
Investment income	11	98,193
Unrealised gains on investments	11	10,293
Investment expenses and charges	11	(1,670)
Foreign exchange gains / (losses)		1,496
Other income		6,795
Other charges		(15,602)
Profit before tax		291,065
Tax charge on profit	10	(75,673)
Profit for the financial year		215,392

All operations relate to continuing activities.

The notes on pages 15 to 62 form an integral part of these financial statements.

Consolidated statement of comprehensive income

For the year ended 31 December 2025

	Notes	2025
		$000
Profit for the financial year		215,392
Other comprehensive income
Net unrealised gain on fixed income investments arising during the year		10,066
Income tax charge on other comprehensive income	10	(2,516)
Other comprehensive income for the year, net of tax		7,550
Total comprehensive income for the year		222,942

The notes on pages 15 to 62 form an integral part of these financial statements.

Consolidated statement of financial position – assets

As at 31 December 2025

	Notes	2025
		$000
Assets
Intangible assets	12	12,104
Investment in associates	23	105
Other financial investments	13	2,318,240
Reinsurers’ share of technical provisions	18
Provision for unearned premiums		70,929
Claims outstanding		265,287
		336,216
Debtors
Debtors arising out of direct insurance operations - intermediaries		182,749
Debtors arising out of reinsurance operations		281,574
Other debtors		20,938
		485,261
Other assets
Tangible assets	15	14,232
Right-of-use assets	21	11,098
Cash at bank and in hand	16	109,227
		134,557
Prepayments and accrued income
Accrued interest		18,540
Deferred acquisition costs	17	109,563
Other prepayments and accrued income		12,026
		140,129
Total Assets		3,426,612

The notes on pages 15 to 62 form an integral part of these financial statements.

Consolidated statement of financial position – liabilities

As at 31 December 2025

	Notes	2025
		$000
Capital and reserves
Called-up share capital	26	9,600
Share premium account	26	708,600
Profit and loss account		450,363
Available for sale reserve		1,855
Other reserves	25	1,446
Total Shareholder's funds		1,171,864
Technical provisions	18
Provision for unearned premiums		610,296
Claims outstanding		1,287,213
		1,897,509
Other provisions	22	1,328
Creditors
Creditors arising out of direct insurance operations		1,752
Creditors arising out of reinsurance operations		112,133
Other creditors including taxation and social security		142,923
Lease liabilities	21	12,735
		269,543
Accruals and deferred income		86,368
Total liabilities		2,254,748
Total liabilities and equity		3,426,612

The notes on pages 15 to 62 form an integral part of these financial statements. Company registration number: 12764745. These financial statements were approved by the Board of Directors on 7 April 2026 and signed on its behalf in 16 April 2026 by:

/s/ S J Bridges

Director

Company statement of financial position – assets (unaudited)

As at 31 December 2025

	Notes	2025
		$000
Fixed assets
Tangible assets	15	14,232
Right-of-use assets	21	11,098
Shares in group undertakings	23	734,714
Investment in associates	23	105
Current assets
Amounts owed by group undertakings	24	61,954
Other debtors		5,501
Cash at bank and in hand		81,383
Total current assets		148,838
Prepayments and accrued income		5,938
Total assets		914,925

Company statement of financial position – Liabilities (unaudited)

As at 31 December 2025

	Notes	2025
		$000
Liabilities
Capital and reserves
Called up share capital	26	9,600
Share premium account	26	708,600
Other reserves	25	1,446
Profit and loss account		104,929
Total capital and reserves		824,575
Current liabilities
Other creditors including taxation and social security		5,093
Lease liabilities	21	738
Accruals and deferred income		71,194
Total current liabilities		77,025
Non-current liabilities
Lease liabilities	21	11,997
Provision for dilapidations	22	1,328
Total non-current liabilities		13,325
Total liabilities		90,350
Total liabilities and equity		914,925

The notes on pages 15 to 62 form an integral part of these financial statements.

The Company reported a profit for the year ended 31 December 2025 of $30,666k.

Company registration number: 12764745. These financial statements were approved by the Board of Directors on 7 April 2026 and signed on its behalf on 16 April 2026 by:

/s/ S J Bridges

Director

Consolidated statement of changes in equity

For the year ended 31 December 2025

For the year ended 31 December 2025	Called-up share capital	Share Premium	Other reserves	Profit and loss account	Available for Sale Reserve	Total
	$000	$000	$000	$000	$000	$000
Balance as at 1 January 2025	9,523	708,600	-	234,971	(5,695)	947,399
Issuance of share capital	77	-	-	-	-	77
Credit for equity-settled share-based payment	-	-	1,446	-	-	1,446
Profit for the financial year	-	-	-	215,392	-	215,392
Net unrealised gain on fixed income investments arising during the year	-	-	-	-	10,066	10,066
Related tax charge	-	-	-	-	(2,516)	(2,516)
Balance as at 31 December 2025	9,600	708,600	1,446	450,363	1,855	1,171,864

The notes on pages 15 to 62 form an integral part of these financial statements.

Company statement of changes in equity (unaudited)

For the year ended 31 December 2025

For the year ended 31 December 2025	Called-up share capital	Share Premium	Other reserves	Profit and loss account	Total
	$000	$000	$000	$000	$000
Balance as at 1 January 2025	9,523	708,600	-	74,263	792,386
Issuance of share capital	77	-	-	-	77
Credit for equity-settled share-based payment	-	-	1,446	-	1,446
Profit for the period	-	-	-	30,666	30,666
Balance as at 31 December 2025	9,600	708,600	1,446	104,929	824,575

The notes on pages 15 to 62 form an integral part of these financial statements.

Consolidated statement of cashflows

For the year ended 31 December 2025

	Notes	2025
		$000
Cash flows from operating activities
Profit for the financial year		215,392
Adjustments
Depreciation, amortisation and impairment		5,643
Finance costs		15,489
Equity-settled share-based payments		1,446
Investment return		(106,816)
Increase in net technical provisions		274,456
Increase in insurance and reinsurance debtors		(77,416)
Increase in insurance and reinsurance creditors		1,630
Increase in other debtors, accrued interest and other prepayments		(8,782)
Increase in other creditors and accruals and deferred income		117,196
Increase in other provisions		1,328
Foreign exchange (gains)		(10,117)
Net cash inflow from operating activities		429,449
Cash flows from investing activities
Acquisitions of financial instruments		(1,581,347)
Proceeds from sale of financial instruments		1,259,701
Interest received		79,593
Increase in overseas deposits		(7,256)
Purchase of tangible and right-of-use assets		(9,338)
Acquisition of investment in associate		(105)
Net cash outflow from investing activities		(258,752)

Consolidated statement of cashflows (continued)

For the year ended 31 December 2025

	Notes	2025
		$000
Cash flow from financing activities
Proceeds from the issue of shares		77
Finance costs		(15,489)
Principal elements of lease payments, net of lease incentives received		58
Net cash outflow from financing activities		(15,354)
Net increase in cash and cash equivalents		155,343
Cash and cash equivalents at 1 January		294,941
Effect of exchange rate changes on cash and cash equivalents		10,117
Cash and cash equivalents as at 31 December	16	460,401

The notes on pages 15 to 62 form an integral part of these financial statements.

Notes to the financial statements

1. General Information

The principal activity of the Group is the underwriting of specialty insurance and reinsurance business transacted at Lloyd’s of London. The Group comprises Inigo Limited (“the Company”) and its wholly owned subsidiaries: Inigo Corporate Member Limited (“ICML”), Inigo Managing Agent Limited (“IMAL”) and Redbudbridge Limited. Redbudbridge Limited is a dormant company. The Group participates on Syndicate 1301 (“the Syndicate”) though its Lloyd’s Corporate Member, ICML.

The Company is a private company limited by shares and is incorporated and registered in England and Wales.

The address of the Company’s registered office is 25 Fenchurch Avenue, London, EC3M 5AD.

2. Statement of compliance

These financial statements have been prepared solely for the purpose of meeting the requirements of the US Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X.

The Group consolidated financial statements have been prepared in accordance with the accounting policies set out below and in accordance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, ‘The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland’ (FRS 102), Financial Reporting Standard 103, ‘Insurance Contracts’ (FRS 103) and Paragraph 9 and Part 1 of Schedule 6 (as modified by Part 3) of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 relating to insurance groups.

The Company financial statements have been prepared in accordance with the accounting policies set out below and in accordance with FRS 102 and Paragraph 3 and Schedule 1 of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008 relating to companies that are not banking or insurance companies.

The Group and Company have chosen to early adopt the Periodic Review 2024 amendments to FRS 102. Although these amendments are effective for accounting periods beginning on or after 1 January 2026, the Group and Company have early adopted all of the amendments with effect from 1 January 2025. The principal amendments relate to revenue recognition (Section 23) and lease accounting (Section 20), and the impacts of the amendments are set out in Note 3.28.

As these financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X, no comparative financial information is presented. See note 31 for reconciliation between UK GAAP and US GAAP.

3. Significant accounting policies

3.1 Basis of preparation

The financial statements are presented for the year ended 31 December 2025.

These consolidated Group and separate Company financial statements are prepared on a going concern basis, under the historical cost convention, as modified by the recognition of certain financial assets and liabilities measured at fair value.

The preparation of financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group and Company accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in Note 3.4.

The Company has taken advantage of the exemption in section 408 of the Companies Act from presenting its individual Income Statement.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.1 Basis of preparation (continued)

The notes to the consolidated Statement of Financial Position and the Company Statement of Financial Position have been presented separately where the Company values and the Group values are different.

The Company financial statements, comprising the Company Statement of Financial Position – Assets, Company Statement of Financial Position – Liabilities, the Company Statement of Changes in Equity, and the related notes, were not audited in accordance with auditing standards generally accepted in the United States of America (US GAAS). Accordingly, the Company specific financial statement components included within these financial statements have been presented as unaudited.

The Group and Company financial statements are presented in US Dollars (“USD”), which is the Group’s presentation currency and Company’s functional and presentation currency and in thousands unless otherwise stated. All amounts have been rounded to the nearest thousand.

3.2. Going Concern

The Directors have considered the going concern basis of preparation of the Group’s financial statements and the Company’s financial statements as at 31 December 2025 including the factors likely to affect its future performance as well as the Group’s principal risks and uncertainties. The Directors have considered a number of factors, including:

•
the Group’s financial position and the adequacy of technical provisions,
•
the Group’s strategic and financial plan for the next 12 months, taking account of possible changes in trading performance,
•
inherent risks to the Group’s business model including rising inflation, interest rates and their potential impact on performance,
•
the Group's capital forecast, which takes into account the capital requirements of the Syndicate,
•
the Group’s liquidity position, and
•
stress testing and scenario analysis which, among others, assess the impact of natural catastrophe events on the Group's capital and liquidity positions and reverse stress test scenarios.

Even in a severe downside scenario, no material uncertainty in relation to going concern has been identified. This is due to the Group’s strong capital and liquidity positions, which provide considerable resilience to these shocks, underpinned by the Group’s approach to risk management, which is described in Note 4.

In addition to the above, Lloyd’s require the Syndicate to perform an assessment of certain events on the financial position of the Syndicate by running specific realistic disaster scenarios (RDS). It can be demonstrated that under the selected RDS scenarios, the Syndicate, and therefore the Group, will continue to operate, and any capital requirements can be provided from the members’ Funds at Lloyd’s (“FAL”).

After making the assessment, the Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence over a period of at least 12 months from the date of this report. They have also concluded that there are no material uncertainties that cast significant doubt over its ability to continue as a going concern for at least 12 months from the date of approval of the financial statements. The Group therefore continues to adopt the going concern basis in preparing its financial statements.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.3. Exemptions for qualifying entities under FRS 102

FRS 102 allows a qualifying entity certain disclosure exemption, subject to certain conditions, which have been complied with, including notification of, and no objection to, the use of exemptions by the Company’s shareholders. The Company has taken advantage of the following exemptions:

a)
from preparing a Statement of Cash Flows, on the basis that it is a qualifying entity and the Consolidated Statement of Cash Flows, included in these financial statements, includes the Company’s cash flows.
b)
from disclosing the Company key management personnel compensation, as required by FRS 102 paragraph 33.7.

3.4. Use of judgements and estimates

The preparation of financial statements in conformity with FRS 102 and FRS 103 requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group accounting policies. The significant accounting policies adopted in the preparation of the financial statements are set out below. They have been applied consistently to all periods presented in these financial statements.

Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

Technical Provisions

The measurement of the provision for claims outstanding involves judgments and assumptions about the future that have the most significant effect on the amounts recognised in the financial statements.

The provision for claims outstanding comprises the estimated cost of settling all claims incurred but unpaid at the balance sheet date, whether reported or not. This is a judgmental and complex area due to the subjectivity inherent in estimating the impact of claims events that have occurred but for which the eventual outcome remains uncertain. In particular, judgment is applied when estimating the value of amounts that should be provided for claims that have been incurred at the reporting date but have not yet been reported (“IBNR”) to the Group.

The amount included in respect of IBNR is based on statistical techniques of estimation applied by the Group’s in-house actuaries and reviewed by external consulting actuaries. These techniques generally involve projecting from past experience the development of claims over time in view of the likely ultimate claims to be experienced and for more recent underwriting, having regard to variations in business accepted and the underlying terms and conditions. The provision for claims also includes amounts in respect of internal and external claims handling costs. For the most recent years, where a high degree of volatility arises from projections, estimates may be based in part on output from rating and other models of business accepted and assessments of underwriting conditions.

In arriving at the level of claims provisions a management margin is applied over and above the actuarial best estimate. Further information about the risk that the provision for claims outstanding could be materially different from the ultimate cost of claims settlement is included in Note 4.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.4. Use of judgements and estimates (continued)

Estimates of future premiums

For certain insurance contracts, premium is initially recognised based on estimates of premiums. These estimates are judgemental and could result in misstatements of revenue recorded in the financial statements.

The estimation of premium income is inherently judgemental, as the process uses expert judgement, the underwriters’ best estimates and observable historical trends. These estimates are reviewed on a regular basis by the underwriters and are assessed by the actuarial and finance teams.

Swing premiums that are linked to claims experience and exposure to insurance risk are estimated to the extent that available data can be used to reliably estimate premiums.

Uncertain tax provision

The recognition of an uncertain tax provision in respect of insurance profits earned by Cell 16 of London Bridge 2 PCC Limited (“Cell 16”) involves judgement about the interpretation of targeted anti-avoidance provisions within the UK’s Risk Transformation (Tax) Regulations 2017.

The Group has assessed the relevant tax laws and regulations, as well as the facts and circumstances surrounding the purpose and operations of Cell 16 in assessing whether the insurance profits earned by Cell 16 are subject to UK Corporation Tax. Further information about the calculation of the uncertain tax provision is provided in Note 10.

Climate change related risks

Responses to climate change are still developing, it is not possible to consider all possible future outcomes when determining asset and liability valuations, and timing of future cash flows, as these are not yet known.

3.5. Insurance contracts

Product classifications

Insurance contracts are those contracts where the company (the insurer) has accepted significant insurance risk from another party (the policyholder) by agreeing to compensate the policyholder if a specified uncertain future event (the insured event) adversely affects the policyholders. As a general guideline, the Group determines whether it has significant insurance risk, by comparing benefits that would be payable with benefits payable if the insured event did not occur. Once a contract has been classified as an insurance contract, it remains an insurance contract for the remainder of its lifetime, even if the insurance risk reduces significantly during this period, unless all rights and obligations are extinguished or expire.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.5. Insurance contracts (continued)

Premiums written

Gross premiums written comprise the total premiums receivable for the whole period of cover provided by the contracts incepting during the reporting period, regardless of whether these are wholly due for payment in the reporting period, together with any adjustments arising in the reporting period to such premiums receivable in respect of business written in the current or prior reporting periods. They are recognised on the date on which the policy incepts. Additional or return premiums are treated as a re-measurement of the initial premium. Premiums are shown gross of brokerage payable and exclude taxes and duties levied on them.

Written premiums include an estimate for pipeline premiums (i.e. premiums written but not reported to the Group by the reporting date) relating to those underlying contracts of insurance where the period of cover has commenced prior to the reporting date. Where information exists to make a reliable estimate, written premiums include estimated swing premiums, which are based on claims and risk exposure during the coverage period.

Swing premiums based on claims experience are recognised and calculated in a manner that is consistent with the measurement of the related claims provisions. Swing premium adjustments based on risk exposure are recognised as soon as they can be determined with reasonable certainty.

Outward reinsurance premiums are accounted for in the same accounting period as the premiums for the related direct insurance or inwards reinsurance business.

Reinstatement premiums on assumed excess of loss reinsurance contracts are provided based on experience under such contracts. Reinstatement premiums are the premiums charged for the restoration of the reinsurance limit of an excess of loss contract to its full amount after payment by the reinsurer of losses as a result of an occurrence. Reinstatement premiums are recognised as revenue in full at the date of loss, triggering the payment of the reinstatement premiums. The payment of reinstatement premiums provides future insurance cover for the remainder of the initial policy term.

Other income

Other income relates to consortium fee and consortium profit commission. The consortium fee is recognised as revenue in full in line with gross premiums written. Profit commission is recognised as revenue in line with gross premiums earned.

Claims

Claims include all claims occurring during the year, whether reported or not, related external and internal claims management costs that have been determined by an apportionment of employment costs and any adjustments to claims outstanding from previous years.

Internal claims handling costs, including remuneration costs of the claims department, are reclassified from administrative expenses and included within claims incurred.

Claims arising out of reinsurance operations are recognised when the related gross insurance claim is recognised according to the terms of the relevant contract.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.6. Technical Provisions

Technical provisions comprise claims outstanding and provisions for unearned premiums.

Claims outstanding

Full provision is made on an individual case basis for the estimated cost of claims notified but not settled by the balance sheet date after taking into account handling costs and settlement trends.

A provision for claims incurred but not reported (IBNR) is established from statistical analysis undertaken by the Group’s actuaries. The methods used and the estimates made are reviewed regularly.

Whilst the Directors consider that the gross provision for claims and the related reinsurance recoveries are fairly stated on the basis of the information currently available to them, the ultimate liability will vary as a result of subsequent information and events. Any differences between provisions and subsequent settlements are dealt with in the technical account of later years.

In calculating the estimated cost of unpaid claims, the Group uses a variety of estimation techniques, generally based upon statistical analyses of historical experience, which assumes that the development pattern of current claims will be consistent with past experience.

Allowance is made, however, for changes or uncertainties which may create distortions in the underlying statistics, or which may cause the cost of unsettled claims to change when compared with the cost of previously settled claims including:

•
changes in the Group processes which might accelerate or slow down the development and/or recording of paid or incurred claims compared with the statistics from previous periods;
•
changes in the legal environment;
•
the effects of inflation;
•
the impact of large claims and;
•
movement in industry benchmarks.

A component of these estimation techniques is the estimation of the cost of notified but not paid claims. In estimating the cost of these the Group has regard to claim circumstances as reported, and information available from loss adjusters and information on the cost of settling claims with similar characteristics.

Large losses impacting each relevant business class are assessed separately where appropriate, being measured on a case-by-case basis or projected separately in order to allow for the possible distortive effect of the development and incidence of the large claims.

The provision for claims outstanding is based on information available at the balance sheet date and is estimated to give a result within a normal range of outcomes.

Anticipated salvage and subrogation recoveries are calculated on an individual case basis. The level of recovery estimated is set on the basis of information, which is currently available, including potential outstanding claims advices and case law. Salvage and subrogation recoveries are included in claims incurred in the income statement. The liability is not discounted for the time value of money.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.6. Technical Provisions (continued)

Provision for unearned premiums

Unearned premiums are those proportions of premiums written in a year that relate to periods of risk after the reporting date. Written premiums are recognised as earned over the period of the policy on a time apportionment basis having regard, where appropriate, to the incidence of risk. The provision for unearned premiums is calculated on a daily pro rata basis where appropriate. The exception to straight-line earning is the property catastrophe excess of loss reinsurance class, which is earned based on exposure to reflect the seasonality of the business line. The proportion attributable to subsequent periods is deferred as a provision for unearned premiums.

Unearned ceded reinsurance premiums are those proportions of ceded reinsurance premiums written in a year that relate to periods of risk after the reporting date. Unearned ceded reinsurance premiums are deferred over the term of the underlying direct insurance policies for risks-attaching contracts, and over the term of the ceded reinsurance contract for losses-occurring contracts. The exception to straight-line earning are those contracts providing coverage for the property catastrophe excess of loss reinsurance class, which are earned based on exposure to reflect the seasonality of the underlying business line.

Deferred acquisition costs

Acquisition costs, comprising commission and other direct and indirect costs related to the acquisition of new insurance contracts or the renewal of existing insurance contracts, are deferred to the extent that they are attributable to premiums unearned at the balance sheet date.

Deferred acquisition costs are amortised over the period in which the related premiums are earned.

The reinsurers’ share of deferred acquisition costs is amortised in the same manner as the underlying asset. Amortisation is reported in the technical account.

Commissions receivable on outwards reinsurance contracts are amortised over the term of the outwards reinsurance premiums and deferred to the extent that they are attributable to outwards reinsurance premiums unearned as at the balance sheet date.

3.7. Reinsurer’s share of claims outstanding

The Group cedes insurance risk in the normal course of business. Reinsurer’s share of claims outstanding represent balances due from reinsurance companies. Amounts recoverable from reinsurers are estimated in a manner consistent with the outstanding claims provision or settled claims associated with the reinsurer’s policies and are in accordance with the related reinsurance contract.

Provisions are calculated allowing for reinsurance recoveries and a separate asset is recorded for the reinsurers’ share, having regard to collectability.

The reinsurers’ share of provisions for claims is based on the amounts of outstanding claims and projections for IBNR, net of estimated irrecoverable amounts, having regard to the reinsurance programme in place for the class of business, the claims experience for the year, and the current security rating of the reinsurance companies involved.

Reinsurer’s share of claims outstanding is reviewed for impairment at each reporting date. Impairment occurs when there is objective evidence as a result of an event that occurred after initial recognition of the reinsurer’s share of claims outstanding that the Group may not receive all outstanding amounts due under the terms of the contract, and the event has a reliably measurable impact on the amounts that the Group will receive from the reinsurer. The impairment loss is recognised in the income statement in the period in which it is incurred.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.8. Debtors arising from direct insurance and reinsurance operations

Debtors arising from direct insurance and reinsurance operations are recognised when contracted to be received and are measured on initial recognition at the fair value of the consideration received or receivable. Subsequent to initial recognition, they are measured at amortised cost less any provision for impairment in value.

The carrying value of debtors arising from direct insurance and reinsurance operations is reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable, with the impairment loss recorded in the Consolidated Income Statement. Debtors arising from direct insurance and reinsurance operations are derecognised when the de-recognition criteria for financial assets have been met.

3.9. Creditors arising from direct insurance and reinsurance operations

Creditors arising from direct insurance and reinsurance operations are recognised when contracted to be paid and are measured on initial recognition at the fair value of the consideration paid or payable less directly attributable transaction costs. Subsequent to initial recognition, they are measured at amortised cost.

Creditors arising from direct insurance and reinsurance operations are derecognised when the obligation under the liability is settled, cancelled or expired.

3.10. Financial Investments

As permitted by FRS 102, the Group has elected to apply the recognition and measurement provisions of IAS 39 Financial Instruments: Recognition and Measurement (as adopted for use in the UK) to account for all of its financial instruments.

The Group determines the classification of its financial assets on initial recognition.

Recognition and derecognition

Financial instruments are recognised when the Group becomes a party to the contractual provisions of the instrument. Financial assets are derecognised when:

•
the Group's contractual rights to the cash flows from the financial assets expire; or
•
the financial assets have been transferred, together with substantially all the risks and rewards of ownership; or
•
the control of the asset is transferred to another party, despite having retained some but not substantially all risks and rewards of ownership, and the other party has the practical ability to sell the asset in its entirety to an unrelated party.

Purchases and sales of financial assets are recognised and derecognised, as applicable, on the trade date, i.e. the date that the Group commits itself to purchase or sell the asset.

Classification

The Group classifies its financial investments into the following categories: fair value through profit and loss, available for sale and loans and receivables. The classification depends on the purpose for which the investments were acquired. The Group determines the classification of its financial assets on initial recognition.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.10. Financial Investments (continued)

Fair value through profit and loss

Financial assets managed on a fair value basis in accordance with the investment strategy are designated as fair value through profit and loss. These include redeemable debt securities and other fixed income securities. Shares and other variable yield securities, which are comprised of money market funds, which are investments in cash equivalents are also classified as fair value through profit and loss. Financial assets at fair value through profit and loss are initially measured at fair value, normally their cost of acquisition on the trade date. Realised and unrealised fair value gains and losses arising from the changes in fair values are included in investment return in the Consolidated Income Statement in the period in which they arise.

Available for sale

Available for sale financial assets are non-derivative financial assets designated on initial recognition as available for sale or any other instruments that are not classified as loans and receivables or fair value through profit and loss. Available for sale assets are measured at fair value. The changes to fair values are recognised directly in equity, through the Consolidated Statement of Comprehensive Income, except for interest, impairment losses and foreign exchange gains or losses which are recognised in the Consolidated Income Statement. The cumulative gain or loss recognised in equity is recognised in the Consolidated Income Statement when the asset is derecognised.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted on an active market. These investments are initially recognised at cost, being the fair value of the consideration paid for the acquisition of the investment. Subsequent to initial recognition, these investments are carried at amortised cost. The recognition and measurement of receivables arising from insurance contracts are covered in Note 3.8.

Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the Statement of Financial Position when, and only when, the Group has a legal right to set off the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Impairment of financial assets

At each balance sheet date, the Group assesses whether financial assets not at fair value through profit and loss are impaired. A financial asset is impaired, and an impairment loss incurred if there is objective evidence that an event or events since initial recognition of the asset have adversely affected the amount or timing of future cash flows from the asset.

Impairment losses are assessed individually, where significant, or collectively for assets that are not individually significant.

When a decline in the fair value of an available for sale financial asset has been recognised directly in equity and there is objective evidence that the asset is impaired, the cumulative loss is removed from equity and recognised in the Consolidated Income Statement, and the carrying amount of the financial asset or group of financial assets is reduced by establishing an allowance for the impairment losses.

Impairment losses on loans and receivable are recognised in the Consolidated Income Statement.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.11. Cash and cash equivalents

Cash and cash equivalents includes cash at bank and in hand, short-term deposits with credit institutions and other short-term, highly liquid investments with minimal risk of fair value fluctuation. These investments typically have a maturity of three months or less from the date of acquisition.

Cash at bank and in hand in the statement of financial position includes only cash and bank balances and are carried at amortised cost. Included within cash at bank and in hand is the cash deposits pledged as Funds at Lloyd’s.

3.12. Investment return

Investment income comprises interest income and dividend income and realised investment gains. Investment return comprises investment income and movements in unrealised gains and losses on financial instruments at fair value through profit and loss, less investment management expenses, interest payable, realised losses and impairment losses.

Realised gains and losses on fair value through profit and loss investments and available for sale financial instruments are calculated as the difference between net sale proceeds and purchase price net of transaction costs. Net gains or losses arising from valuation changes of financial instruments at fair value through profit and loss are presented in the Consolidated Income Statement within ‘Unrealised gains on investments’ or ‘Unrealised losses on investments’. Unrealised gains and losses on fair value through profit and loss investments are calculated as the difference between the valuation at the reporting date and purchase price net of transaction costs or valuation at the previous reporting period date, if acquired prior to the start of the financial year.

Movements in unrealised gains and losses for available for sale financial instruments are shown through other comprehensive income. Unrealised gains and losses on investments represent the difference between the valuation at the balance sheet date and their valuation at the previous balance sheet date, or purchase price if acquired during the year.

Any reversal of unrealised gains and losses recognised in earlier accounting periods in respect of investment disposals in the current period is recognised in the Consolidated Income Statement.

3.13. Financial liabilities

Financial liabilities consist of creditors arising from direct insurance and reinsurance operations, intercompany balances and trade payables. The recognition and measurement of creditors arising from direct insurance and reinsurance operations are covered in Note 3.9.

Other financial liabilities are recognised initially at fair value and are subsequently measured at amortised cost. A financial liability is derecognised when the obligation under the liability is discharged or expires. Intercompany balances are repayable on demand and are typically settled within one year.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.14. Foreign currencies

The Group’s functional currency is USD. Transactions in foreign currencies are translated to the functional currency at the exchange rates ruling at the date of the transactions, or at an appropriate average rate. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the rates of exchange at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items denominated in foreign currencies that are measured at historic cost are translated to the functional currency using the exchange rate at the date of the transaction.

Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the Consolidated Income Statement. The foreign exchange gains and losses are presented in the Consolidated Income Statement within ‘Foreign exchange gains/(losses)’.

3.15. Taxation

Taxation expense for the period comprises current and deferred tax recognised in the reporting period. Tax is recognised in the Consolidated Income Statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity.

Current or deferred taxation assets and liabilities are not discounted.

Current tax

Current tax is the amount of income tax payable in respect of the taxable profit for the year or prior years. Tax is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the period end.

Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred tax

Deferred tax arises from timing differences that are differences between taxable profits and total comprehensive income as stated in the financial statements. These timing differences arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in financial statements.

Deferred tax is recognised on all timing differences at the reporting date. Unrelieved tax losses and other deferred tax assets are only recognised when it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the period end and that are expected to apply to the reversal of the timing difference.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.16. Defined contribution pension plan

Inigo operates a defined contribution scheme. A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. Once the contributions have been paid the Group has no further payment obligations. The contributions are recognised as an expense when they are due. Amounts not paid are shown in accruals in the Statement of Financial Position. The assets of the plan are held separately from the Group in independently administered funds.

3.17. Administrative expenses

Administrative expenses are accounted for on an accruals basis.

3.18. Intangible assets

Intangible assets presented in the Statement of Financial Position relate to acquired Syndicate capacity.

Intangible assets acquired are measured on initial recognition at cost. Intangible assets acquired in a business combination are measured at their fair value at the date of acquisition and, following initial recognition, are carried at cost less any accumulated amortisation and accumulated impairment losses. Internally generated intangibles are not capitalised, and the related expenditure is reflected in the consolidated income statement in the period in which the expenditure is incurred. Intangible assets are amortised on a straight-line basis within the Consolidated Income Statement over 10 years. An amortisation charge is recognised in the Consolidated Income Statement within operating expenses. The carrying values of definite-life intangible assets are reviewed for indicators of impairment on at least an annual basis or sooner whenever events or changes in circumstances indicate that the assets may be impaired. Impairment is recognised if the carrying values of the intangible assets are not recoverable from their undiscounted cash flows and is measured as the difference between the carrying value and the fair value.

3.19. Tangible assets

Tangible assets presented in the Statement of Financial Position related to capitalised computer software development cost and leasehold improvements.

Software includes both purchased items and internally developed systems, which consists principally of identifiable and directly associated internal staff costs, contractor and other costs. Purchased assets and costs directly associated with the development of systems are capitalised where there is an identifiable asset which we control and which will generate future economic benefits in accordance with FRS 102. Costs to establish feasibility or to maintain existing performance are recognised as an expense.

Leasehold improvements represent physical changes made to a leased property that a tenant has the right to use over the term of the lease.

Tangible assets are stated at cost (or deemed cost) less accumulated depreciation and accumulated impairment losses. Cost includes the original purchase price, costs directly attributable to bringing the asset to its working condition for its intended use.

Depreciation

Assets are depreciated from the time when they are available for use. For software development costs, depreciation is calculated, using the straight-line method, to allocate the depreciable amount to their residual values over their estimated useful lives which is 5-10 years. Leasehold improvements are depreciated over the term of the lease.

The assets’ residual values and useful lives are reviewed, and adjusted, if appropriate, at the end of each reporting period. The effect of any change is accounted for prospectively.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.19. Tangible assets (continued)

Derecognition

Tangible assets are derecognised on disposal or when no future economic benefits are expected. On disposal, the difference between the net disposal proceeds and the carrying amount is recognised in the Consolidated Income Statement and included in ‘Net Operating Expenses’.

3.20. Borrowing costs

Borrowing costs comprise interest, fees paid for the arrangement of letter of credit facilities, and commissions charged for the utilisation of letters of credit.

All borrowing costs are recognised as ‘Other Charges’ in the Consolidated Income Statement in the period in which they are incurred.

3.21. Leases

The Group assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Group applies a single recognition and measurement approach for all leases where it is a lessee, except for short-term leases and leases of low-value assets. Lease payments for short-term leases and leases of low value are recognised as an expense on a straight-line basis over the lease term. The Group recognises lease liabilities for future lease payments and right-of-use assets representing the right to use the underlying assets.

Right-of-use assets

The Group recognises right-of-use assets at the commencement date of the lease, which is the date the underlying asset becomes available for use. Right-of-use assets are measured at cost, less accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, lease payments made, less incentives received, on or before the lease commencement date, and the present value of the cost to restore the asset to its original state at the end of the lease.

Right-of-use assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful life of the asset.

Lease liabilities

At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments or a change in the assessment of an option to purchase the underlying asset.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.22. Share capital

Shares are classified as equity when there is no obligation to transfer cash or other assets. Incremental costs directly attributable to the issue of equity instruments are shown in equity as a deduction from the proceeds, net of tax.

3.23. Share based payments

Equity-settled transactions

The cost of equity-settled transactions with employees is measured by reference to the fair value of the equity instruments granted at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by an external valuer using an appropriate pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the Company (market conditions) and non-vesting conditions.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management’s best estimate of the achievement or otherwise of non-market conditions and of the number of equity instruments that will ultimately vest. The movement in cumulative expense since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

Cash-settled transactions

The cost of cash-settled transactions is measured at fair value using an appropriate pricing model. Fair value is established on initial recognition and at each balance sheet date thereafter until the awards are settled. During the vesting period a liability is recognised representing the product of the fair value of the award and the portion of the vesting period expired as at the balance sheet date. From the end of the vesting period until settlement, the liability represents the full fair value of the award as at the balance sheet date. Changes in the carrying amount for the liability are recognised in profit or loss for the period.

3.24. Investments – Company (unaudited)

Shares in subsidiary and associate undertakings are held at cost less accumulated impairment losses.

3.25 Investment in associates - Group

Associates are those entities in which the Group has significant influence but not control over the financial and operating policies. Significant influence is generally identified with a shareholding of between 20% and 50% of an entity’s voting rights. In the consolidated statement of financial position, investments in associates are accounted for using the equity method. Under the equity method, an investment in associates is initially recognised at the transaction price, including transaction costs, and is subsequently adjusted to reflect the Group’s share of the profit or loss, other comprehensive income and equity of the associate.

3.26. Investments in subsidiary undertakings - Group

The consolidated financial statements include the financial statements of the Company and its subsidiary undertakings with the Group’s share of associates made up to 31 December 2025. A subsidiary is an entity that is controlled by the parent. The results of subsidiary undertakings are included in the Consolidated Income Statement from the date of incorporation or that control commences until the date that control ceases. Control is established when the Company has the power to govern the operating and financial policies of an entity so as to obtain benefits from its activities. Control is presumed to exist when an entity owns, directly or indirectly, more than half of the voting power.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.26. Investments in subsidiary undertakings – Group (continued)

Where the Group owns less than half of the voting powers of an entity but controls the entity by virtue of agreements which give it control of the financial and operating policies of the entity, it accounts for that entity as a subsidiary.

In assessing control, the Group takes into consideration potential voting rights that are currently exercisable.

All intra-group transactions, balances, income and expenses are eliminated on consolidation.

In January 2025, the Group invested in redeemable non-voting shares in Cell 16, a legally segregated protected cell within London Bridge 2 PCC Limited. London Bridge 2 PCC Limited is a Protected Cell Company which consist of a core and cells. The assets of Cell 16 are not available to the core or other cells and the liabilities of Cell 16 cannot be secured by assets of the core and other cells. The Company acquired redeemable non-voting shares in Cell 16 of US $1.00 par value. These shares entitle the Company to the net asset value of the Cell, which is legally segregated from the PCC’s core and other cells.

Although the shares held in Cell 16 are non-voting and the PCC is an independent legal entity managed by a third-party Insurance Manager, the Group receives all the returns and net assts and the key decision-making powers over these relevant activities are governed by contractual arrangements between the Group and the Cell. Under these arrangements, the Group has the contractual right to direct the relevant activities of Cell 16. Therefore, the Cell 16 is consolidated in the Group results.

3.27. Related parties

The Group discloses transactions with related parties which are not wholly owned within the same Group. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the Directors, separate disclosure is necessary to understand the effect of the transactions on the Group financial statements.

3.28. Changes in accounting policies and disclosures

The Group and Company have early adopted the Periodic Review 2024 amendments to FRS 102 with effect from 1 January 2025. The Periodic Review 2024 amendments introduced significant changes to Section 23 Revenue from Contracts with Customers and Section 20 Leases. The revised Section 23 introduced new accounting requirements for revenue recognition based on the five-step model for revenue recognition from IFRS 15 Revenue from Contracts with Customers. The revised Section 20 Leases introduced new lease accounting requirements based on the on-balance sheet model from IFRS 16 Leases with appropriate simplifications. These two principal amendments are further discussed below.

Leases
The Group and Company applied the revised Section 20 retrospectively with the cumulative effect of initially applying the amendments recognised at the date of initial application of 1 January 2025. The comparative information was not restated and continues to be reported under the then-extant FRS 102 Section 20.

Upon initial application, the Group and Company applied a single recognition and measurement approach for all leases except short-term leases and low-value assets. Before the initial application of the amendment, the Group and Company held one lease, for office space at One Creechurch Place, as an operating lease. The Group and Company elected to use the practical expedient to not reassess whether a contract is, or contains a lease, at the date of initial application. Instead, the Group and Company applied the requirements of the revised Section 20 only to contracts that were previously identified as containing a lease, and to new leases commencing on or after 1 January 2025.

Notes to the financial statements (continued)

3. Significant accounting policies (continued)

3.28. Changes in accounting policies and disclosures (continued)

The Group and Company also elected to use the practical expedient to not recognise a lease liability or right-of-use asset for the One Creechurch Place lease, as the lease expired within 12 months of the date of initial application of the 2024 Periodic Review amendments.

The Company entered into a new office lease, at 25 Fenchurch Avenue, which commenced on 1 January 2025. The initial recognition and subsequent measurement of this lease are set out in Note 21.

Revenue
The Group and Company has assessed its contracts with customers and concluded that there is no change to the timing or measurement of revenue recognised under the amended FRS 102 compared with the accounting policies applied previously. Accordingly, the adoption of the amended revenue requirements has no impact on the Group’s and Company’s results or financial position.

Except as described above, the adoption of the Periodic Review 2024 amendments to FRS 102 has not resulted in any material changes to the Group’s and Company’s accounting policies.

4. Risk and capital management

Introduction and overview

This note presents information about the nature and extent of the risks to which the Group is exposed, and the Group’s objectives, policies and processes for measuring and managing insurance and financial risks, and for managing the Group’s capital.

Insurance risk

The predominant risk to which the Group is exposed is insurance risk which arises through the underwriting process. Insurance risk can be subcategorised into: (i) underwriting risk, and (ii) reserve risk.

Underwriting risk

Underwriting (premium) risk relates to the inherent uncertainty as to the occurrence, amount and timing of insurance liabilities we assume through our underwriting process. The Board manages underwriting risk by agreeing its risk appetite annually and ensuring that the business plan is consistent with the agreed appetite. The Underwriting and Claims Committee supports the Board by overseeing the management of underwriting risk. The Group utilises pricing models to assist in the pricing of risks and has in place an exposure management process to ensure aggregations of exposure are understood and can both be priced for and reported on.

Contracts can contain a number of features which help to manage underwriting risk, such as the use of deductibles or limits that cap the maximum permitted loss or number of claims (subject to local regulatory and legislative requirements).

The Group uses reinsurance to mitigate the risk of incurring significant claims linked to one event or catastrophe, including excess of loss and quota share reinsurance. The Group also maintains three catastrophe bond placements through its partners. Where an individual exposure is deemed material relative to the Group’s appetite, additional facultative reinsurance may also be purchased. In addition, the Group purchases sideways aggregate protection (i.e. excess of loss structure with aggregate deductibles) that protect against multiple claims from our third-party exposures (i.e. classes such as Directors and Officers (“D&O”), General Liability (“GL”) and Financial Institutions (“FI”)). Reinsurance risk to the Group arises where reinsurance contracts, put in place to reduce gross insurance risk, fail to perform as intended, resulting in coverage disputes or prove inadequate. Failure of a reinsurer to pay a valid claim is considered a credit risk which is detailed in the credit risk section.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

Reserve risk

Reserve risk arises when the Group’s reserves are not sufficient to cover its unpaid loss and loss adjustment expense costs. The Reserving Committee oversees the management of reserve risk. The use of proprietary and standardised modelling techniques, internal and external benchmarking, and the review of claims development are all instrumental in mitigating reserve risk.

The Group’s in-house actuaries perform a reserving analysis on a quarterly basis liaising closely with underwriters, claims and outwards reinsurance technicians and includes input from the large loss claims review meeting. This produces a probability-weighted average of the expected future cash outflows arising from the settlement of incurred claims. These projections include an analysis of claims development compared to the previous ‘best estimate’ projections. The output of the reserving analysis is reviewed by external consulting actuaries annually.

The Reserving Committee performs a comprehensive review of the projections, both gross and net of reinsurance. Following this review the Reserving Committee makes recommendations to the Executive Committee and Audit Committee for review prior to approval by the managing agent’s Board of Directors, covering the amount of claims provisions to be established and included within the financial statements.

Concentration of insurance risk

The Group’s exposure to insurance risk is diversified. The Managing Agent’s Underwriting and Claims Committee has oversight of the management of the Group’s exposures across perils and geographies compared to agreed risk appetite. The Group uses an external catastrophe model as part of its management of its exposures. The following table provides an analysis of the geographical breakdown of its written premiums by class of business and risk location.

Year 2025	Marine, aviation and transport	Fire and other damage to property	Third party liability	Reinsurance	Total
	$000	$000	$000	$000	$000
United Kingdom	2,614	5,159	28,635	86,024	122,432
European Union	784	1,957	3,760	78,900	85,401
United States	61,014	292,404	225,965	449,708	1,029,091
Other countries	3,290	50,233	26,980	205,242	285,745
Total	67,702	349,753	285,340	819,874	1,522,669

All business was concluded in the UK. The Other countries category includes policies with worldwide risk exposures.

Sensitivity to insurance risk

The liabilities established, which include claims outstanding and claims incurred but not reported (IBNR), could be significantly lower or higher than the ultimate cost of settling the claims arising. This level of uncertainty varies between the classes of business and the nature of the risk being underwritten and can arise from developments in case reserving for large claims and catastrophes, or from changes in estimates of IBNR. An increase or decrease in the ultimate cost of settling claims arising is considered to be reasonably possible at the reporting date.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

A five percent increase or decrease in total net claims liabilities would have the following effect on profit or loss and equity:

	2025
	5% increase	5% decrease
	$000	$000
Marine, aviation and transport	(1,805)	1,805
Fire and other damage to property	(8,273)	8,273
Third party liability	(16,306)	16,306
Reinsurance	(24,712)	24,712
Total	(51,096)	51,096

Investment risk

The focus of investment risk management for the Group is to ensure that the management of invested assets sufficiently ensures the ability to fund obligations arising from the Inigo Group’s insurance contracts and other liabilities, including capital funding requirements, as they are expected to fall due. The investment management process aims to achieve an appropriate level of risk adjusted investment returns as is consistent with the preservation of capital, liquidity and prudent diversification of portfolio assets and achievement of the Group’s investment objectives.

Credit risk

Credit risk is the risk of financial loss to the Group if a counterparty fails to perform its financial obligations or fails to perform them in a timely fashion.

The Group is exposed to credit risk through its day to day (re)insurance activities principally through payments due for the (re)insurance coverages provided by the Group and collections from its outwards reinsurance counterparties and also through the credit risk associated with the Group’s investment and banking counterparties. This includes:

•
debt securities;
•
reinsurers' share of claims outstanding;
•
amounts due from intermediaries;
•
amounts due from reinsurers in respect of settled claims;
•
cash and cash equivalents; and
•
other debtors and accrued interest.

The Group credit risk policy outlines the approach to credit risk and the Reinsurance Security and Broker Committee is responsible for overseeing the management of credit risk from brokers and reinsurers.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

The Group's exposure to intermediaries and reinsurance counterparties is monitored as part of the credit control processes. All intermediaries must meet minimum requirements established by the Group. The credit ratings and payment histories of intermediaries are monitored on a regular basis. The Group assesses the creditworthiness of all reinsurers by reviewing public rating information and by internal investigations. The impact of reinsurer default is regularly assessed and managed accordingly.

Management of credit risk associated with financial assets

Credit risk in respect of debt securities is managed by the establishment and monitoring of single counterparty limits, credit rating concentration limits and minimum credit rating requirements at both the per-asset and aggregate portfolio level. Any asset rated outside of these requirements by an External Credit Assessment Institution (ECAI) is subject to a strict exceptions monitoring process and is reported back to the Risk and Investment Committee.

Exposure to credit risk

The carrying amount of financial assets and reinsurance assets represents the maximum credit risk exposure.

The Group benefits from collateral pledged by certain ceded reinsurance counterparties. At the balance sheet date, the Group has $500.9m in collateral, which acts as additional security in the event of failure of those counterparties to meet their contractual obligations. The collateral is held in a trust and covers the reinsurers’ share of claims outstanding.

Collateral held may reduce the level of credit risk associated with this exposure but does not change the total amount recoverable.

The following table analyses the credit rating by investment grade of financial investments, reinsurers' share of claims outstanding, debtors arising out of direct insurance and reinsurance operations, cash and cash equivalents, and other debtors and accrued interest that are neither past due, nor impaired. A look through analysis is performed on the money market funds, which comprise of investments in cash and cash equivalents, where the credit rating per fund is not available.

Not rated balances represent assets for which rating information is not readily available. Reinsurers’ share of claims outstanding with unrated counterparties are fully collateralised. Debtors arising out of direct and reinsurance operations that are past due are still expected to be received in full.

At 31 December 2025, the largest aggregated counterparty exposure related to debt and fixed income holdings as at 31 December 2025 is to US Treasures and US Agencies, which amounted to $422.6m.

The Group is exposed to concentrations of risk with individual reinsurers due to the nature of the reinsurance market and the restricted range of reinsurers that have acceptable credit ratings. The largest counterparty exposure included in reinsurance assets as at 31 December 2025 is to $38.5m.

Where there is a developing risk profile that is out of appetite e.g. in response to perceived growing specific geopolitical risks, the Group has introduced additional restrictions which are reviewed regularly.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

2025	AAA	AA	A	BBB	<BBB	Not rated	Total
	$000	$000	$000	$000	$000	$000	$000
Shares and other variable yield securities and units in unit trusts	332,163	-	-	-	-	-	332,163
Debt securities and other fixed income securities	342,083	484,885	489,978	615,891	2,479	-	1,935,316
Overseas deposits	22,095	6,730	6,906	3,026	1,719	9,810	50,286
Deposits with credit institutions	-	475	-	-	-	-	475
Reinsurers’ share of claims outstanding	3,964	178,210	52,630	-	-	30,483	265,287
Debtors arising out of direct insurance operations	-	-	-	-	-	116,546	116,546
Debtors arising out of reinsurance operations	1,694	28,665	11,068	-	-	178,377	219,804
Cash at bank and in hand	-	1,035	108,190	2	-	-	109,227
Other debtors	-	-	-	-	-	20,938	20,938
Total	701,999	700,000	668,772	618,919	4,198	356,154	3,050,042

Financial assets that are past due

The Group has receivables arising from direct insurance and reinsurance operations that are past due but not impaired at the reporting date.

These debtors have been individually assessed for impairment by considering information such as the occurrence of significant changes in the counterparty’s financial position, patterns of historical payment information and disputes with counterparties.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

An analysis of the carrying amounts of past due or impaired debtors arising from direct insurance operations and debtors arising from reinsurance operations relating to outwards reinsurance is presented in the table below. The Group does not have any impaired assets as at 31 December 2025.

2025 Past due but not impaired financial assets	Debtors arising from direct insurance operations	Debtors arising from reinsurance operations
	$000	$000
Past due by:
Up to three months	44,249	37,560
Three to six months	13,526	10,513
Six months to one year	6,006	10,045
Greater than one year	2,422	3,652
Past due but not impaired financial assets	66,203	61,770
Neither past due nor impaired financial assets	116,546	219,804
Net carrying value	182,749	281,574

Liquidity risk

Liquidity risk is the risk that the Group may be unable to meet on a timely basis its financial obligations arising from its insurance contracts and financial liabilities. The Group is exposed to daily calls on its available cash resources mainly from claims arising from insurance contracts.

The Group has in place a Liquidity risk policy which details its approach to liquidity risk management. The Group Risk & Investment Committee is responsible for overseeing the management of liquidity risk.

Management of liquidity risk

The Group's approach to managing liquidity risk is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they fall due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group's reputation. The Group's approach to managing its liquidity risk is as follows:

•
Forecasts are prepared and revised on a regular basis to predict cash outflows from insurance contracts over the short, medium and long term;
•
The liquidity profile of assets purchased by the Group are required to be consistent with the stated liquidity risk appetite and forecast liquidity needs;
•
The Group maintains cash and liquid assets to meet daily calls on its insurance contracts;
•
The Group maintains, and reports against, liquidity risk appetite measures; and
•
The Group regularly reviews its contingency funding plans to ensure that adequate liquid financial resources are in place to meet obligations as they fall due in the event of reasonably foreseeable abnormal circumstances.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

The maturity analysis presented in the table below shows the remaining contractual maturities for the Group’s insurance contracts and financial liabilities. For insurance contracts, the contractual maturity is the estimated date when the gross undiscounted contractually required cash flows will occur.

For financial liabilities it is the earliest date on which the gross undiscounted cash flows (including contractual interest payments) could be paid assuming conditions are consistent with those at the reporting date. The actual timing of future settlement cash flows may differ materially from the disclosure below.

2025	Carrying amount	Total cash flows	0-1 years	1-3 years	3-5 years	More than 5 years
	$000	$000	$000	$000	$000	$000
Claims outstanding	1,287,213	1,287,213	451,175	516,581	212,124	107,333
Creditors	256,808	256,808	256,808	-	-	-
Lease liabilities	12,735	15,311	1,446	5,546	5,546	2,773
Other provisions	1,328	1,887	-	-	-	1,887
Financial liabilities and outstanding claims	1,558,084	1,561,219	709,429	522,127	217,670	111,993

Market risk

Market risk is the risk arising from the level or volatility of economic variables which have an impact upon the value of the assets and, where impacted, liabilities of the Group. Further details on the associated interest rate and currency risks are detailed further below. The credit risk related to investment and banking counterparties is covered within the credit risk section above.

The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return on risk.

The Group has a Market risk policy which details its approach to market risk. The Group Risk & Investment Committee is responsible for overseeing the management of market risk.

Management of market risk

For each of the major components of market risk the Group has policies and procedures in place which detail how each risk should be managed and monitored. The management of each of these major components of major risk and the exposure of the Group at the reporting date to each major risk are addressed on pages 36 to 38.

Interest rate risk

Interest rate risk is the risk that the value of future cash flows of a financial instrument will fluctuate because of changes in interest rates.

Interest rate risk arises primarily from the Group’s financial investments, cash and overseas deposits. The risk of changes in the fair value of these assets is managed by investing in short-duration financial investments and cash and cash equivalents. The Group Risk and Investment Committee monitors the duration of these assets on a regular basis.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

Currency risk

The Group writes business primarily in Sterling, Euro, Australian dollar, Canadian dollar, Japanese Yen and US dollar and is therefore exposed to currency risk arising from fluctuations in the exchange rates of US dollar against these currencies. The foreign exchange policy is to maintain assets in the currency in which the cash flows from liabilities are to be settled. Where liabilities in any currency exceed 5% of total liabilities, the policy is to maintain assets in that currency to the level of at least 80% of the value of liabilities.

The table below summarises the carrying value of the Group's assets and liabilities, at the reporting date:

2025	USD	GBP	AUD	CAD	EUR	JPY	Total
	$000	$000	$000	$000	$000	$000	$000
Intangible assets	12,104	-	-	-	-	-	12,104
Investments in associates	105	-	-	-	-	-	105
Other financial investments	2,147,260	14,486	42,223	61,058	53,213	-	2,318,240
Reinsurers’ share of technical provisions	317,694	2,025	3,944	1,643	10,102	808	336,216
Debtors	419,199	22,596	20,172	6,345	11,870	5,079	485,261
Tangible assets	9	14,223	-	-	-	-	14,232
Right-of-use assets	-	11,098	-	-	-	-	11,098
Cash at bank and in hand	74,490	9,420	2,674	1,042	3,118	18,483	109,227
Prepayments and accrued Income	123,038	6,498	5,734	1,062	2,991	806	140,129
Total assets	3,093,899	80,346	74,747	71,150	81,294	25,176	3,426,612
Technical provisions	(1,705,244)	(20,740)	(69,812)	(23,082)	(60,911)	(17,720)	(1,897,509)
Creditors	(227,112)	(18,804)	(6,704)	(3,360)	(9,247)	(4,316)	(269,543)
Accruals and Deferred Income	(33,468)	(53,547)	(275)	(116)	(254)	(36)	(87,696)
Other provisions	-	(1,328)	-	-	-	-	(1,328)
Total liabilities	(1,965,824)	(93,091)	(76,791)	(26,558)	(70,412)	(22,072)	(2,254,748)
Net assets	1,128,075	(12,745)	(2,044)	44,592	10,882	3,104	1,171,864

Notes to the financial statements (continued)

4. Risk and capital management (continued)

Sensitivity analysis to market risks

An analysis of the Group's sensitivity to interest rate and currency risk is presented in the table below. The table shows the effect on profit or loss of reasonably possible changes in the relevant risk variable, assuming that all other variables remain constant, if that change had occurred at the end of the reporting period and had been applied to the risk exposures at that date. The effect on equity is equal to the effect on profit or loss.

Profit or loss for the year:	2025	2025
	Profit or loss for the year	Equity
	$000	$000
Interest rate risk
+ 50 basis points shift in yield curves	(23,294)	(23,294)
- 50 basis points shift in yield curves	23,294	23,294
Currency risk
10 percent increase in AUD/USD exchange rate	(204)	(204)
10 percent decrease in AUD/USD exchange rate	204	204
10 percent increase in CAD/USD exchange rate	4,459	4,459
10 percent decrease in CAD/USD exchange rate	(4,459)	(4,459)
10 percent increase in GBP/USD exchange rate	(1,274)	(1,274)
10 percent decrease in GBP/USD exchange rate	1,274	1,274
10 percent increase in JPY/USD exchange rate	310	310
10 percent decrease in JPY/USD exchange rate	(310)	(310)
10 percent increase in EUR/USD exchange rate	1,088	1,088
10 percent decrease in EUR/USD exchange rate	(1,088)	(1,088)

The sensitivity analysis demonstrates the effect of a change in a key variable while other assumptions remain unchanged. However, the occurrence of a change in a single market factor may lead to changes in other market factors as a result of correlations.

The sensitivity analyses do not take into consideration that the Group’s financial investments are actively managed. Additionally, the sensitivity analysis is based on the Group's financial position at the reporting date and may vary at the time that any actual market movement occurs. As investment markets move past pre-determined trigger points, action would be taken which would alter the Group's position.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

Operational risk

This is the risk of loss resulting from inadequate or failed internal processes, people and systems, or from external events. Should they crystalise, operational risks are likely to disrupt the normal flow of business processes and generate customer harm, financial loss or damage to the reputation of the Group. Operational risk is inherent in all of Inigo’s business activities. The Group seeks to manage this risk through the use of detailed policies and procedures, through the identification and assessment of key controls and a structured programme of testing of processes and systems. At a management level the oversight of operational risk is provided by the Operations and Executive Committee. Inigo has a Board approved Operational Resilience framework, which has been developed to meet regulatory expectations and to mitigate Inigo’s operational risk exposure. Important Business Services and their respective Impact Tolerances have been identified, mapped and tested. No breaches of our Impact Tolerances have been reported to-date.

Regulatory risk

Regulatory risk is considered within operational risk. The Group through IMAL and its management of Syndicate 1301 is required to comply with the requirements of the Prudential Regulation Authority, the Financial Conduct Authority and Lloyd's. Lloyd's requirements include oversight principles and those imposed on the Lloyd’s market by overseas regulators. Regulatory risk is the risk of loss owing to a breach of regulatory requirements or failure to respond to a regulatory change.

The Group monitors regulatory developments and assesses their impact on its policy and procedures. In addition, the Group carries out a compliance monitoring programme which is aligned to the Lloyd’s principles and considers Inigo’s adherence to its policies and procedures.

Strategic risk

This is the risk of unintended adverse impact on the business plan objectives arising from business decisions, improper implementation of those decisions, ability to adapt to changes in the external environment, or circumstances that are beyond the control of the Group. The Group has a strategic risk policy in place with management level oversight by the Executive Committee.

Climate Risk

Climate risk relates to the range of complex physical, transition and liability risks arising from climate change. This includes the risk of higher claims as a result of more frequent and more intense natural catastrophes; the financial risk which could arise from the transition to a lower-carbon economy, and the risk that those who have suffered loss from climate change might then seek to recover those losses from those who they believe are responsible. Climate-related risk is not considered a standalone risk, but a crosscutting risk with the potential to amplify each existing risk type.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

Capital management

The Group maintains an efficient capital structure combining equity shareholders’ funds and letters of credit to support Funds at Lloyd’s, in a manner consistent with the Group’s risk profile and the regulatory and market requirements of its business.

The Group’s objectives in managing its capital are:

•
to satisfy the requirements of its insureds, Lloyd’s, other regulators and other capital and debt providers, to provide a strong capital base
•
to maintain financial strength and allocate capital efficiently to support growth
•
to retain financial flexibility by maintaining strong liquidity
•
to manage the impact on the capital base from changes to capital requirements driven by movements in exchange rates, solvency calculations, business performance and changes to the business plan
•
to invest capital with the aim of achieving an appropriate level of risk adjusted investment returns as is consistent with the preservation of capital, liquidity and prudent diversification of portfolio assets.

The Group has a number of sources of capital available to it and seeks to optimise its capital structure with the aim of consistently delivering a strong return on equity to shareholders whilst achieving the Group’s capital objectives. The Group manages as capital all items that are eligible to be treated as capital for regulatory purposes.

Capital framework at Lloyd’s

Lloyd's is a regulated undertaking and subject to supervision by the Prudential Regulatory Authority under the Financial Services and Markets Act 2000, and in accordance with the Solvency UK Framework. Within this supervisory framework, Lloyd’s applies capital requirements at member level and centrally to ensure that Lloyd’s complies with the Solvency UK requirements, and beyond that to meet its own financial strength, licences and ratings objectives.

Lloyd’s capital setting process

In order to meet Lloyd’s requirements, each Syndicate is required to calculate its Solvency Capital Requirement (“SCR”) for the prospective underwriting year. This amount must be sufficient to cover a 1 in 200 year loss, reflecting uncertainty in the ultimate run-off of liabilities (SCR 'to ultimate'). The Syndicate must also calculate its SCR at the same confidence level but reflecting uncertainty over a one-year time horizon (one year SCR) for Lloyd’s to use in meeting Solvency UK requirements. The SCRs of each Syndicate are subject to review by Lloyd's and approval by the Lloyd's Capital and Planning Group.

The Group utilises its own validated capital model to establish the level of its SCR.

A Syndicate may have one or more underwriting members of Lloyd's. Each member is liable for its own share of the liabilities of the Syndicates on which it is participating, but not for other members' shares. Accordingly, the capital requirements that Lloyd's sets for each member operates on a similar basis. Each member’s SCR shall thus be determined by the proportion of the member's share of the Syndicate SCR 'to ultimate'. Over and above this, Lloyd's applies an Economic Capital Uplift to the member's capital requirement.

Notes to the financial statements (continued)

4. Risk and capital management (continued)

The purpose of this uplift, which is a Lloyd’s requirement and not a Solvency UK requirement, is to meet Lloyd's financial strength, licences and ratings objectives. The Economic Capital Uplift is a 35% uplift applied to the ultimate SCR, adjusted for risk margin and reinsurance contract boundaries. The capital requirement after the uplift has been applied is known as the Economic Capital Assessment (“ECA”).

Provision of capital by members

Each member may provide capital to meet its ECA either by assets held in trust by Lloyd's specifically for that member (FAL), assets held and managed within a Syndicate (funds in Syndicate), or as the member's share of the members' balances on each Syndicate on which it participates.

Accordingly, all of the assets less liabilities of the Syndicate, represent resources available to meet members' and Lloyd's capital requirements. The Group has pledged Fund’s at Lloyd’s through ICML, and through London Bridge 2 PCC Limited (Cell 16) from January 2025 onwards. Refer to Note 20 funds at Lloyd’s for further detail.

5. Analysis of underwriting result

An analysis of the underwriting result is presented in the table below:

2025	Gross premiums written	Gross premiums earned	Gross claims incurred	Gross operating expenses	Reinsurance balance	Total
	$000	$000	$000	$000	$000	$000
Direct insurance
Marine, aviation and transport	67,702	60,906	(37,065)	(15,913)	6,172	14,100
Fire and other damage to property	349,753	321,816	(128,801)	(95,289)	(43,101)	54,625
Third party liability	285,340	232,781	(153,121)	(67,564)	(8,966)	3,130
	702,795	615,503	(318,987)	(178,766)	(45,895)	71,855
Reinsurance	819,874	787,734	(400,988)	(212,329)	(54,712)	119,705
Total	1,522,669	1,403,237	(719,975)	(391,095)	(100,607)	191,560

This table presents direct and reinsurance business in accordance with the requirements of the Companies Act, which differ from the Group’s internal reporting structure. Facultative business written within the insurance segment is classified as reinsurance in the table above.

Notes to the financial statements (continued)

5. Analysis of underwriting result (continued)

The gross premiums written for direct insurance by geographical risk exposure is presented in the table below:

2025
$000
United Kingdom	36,408
European Union	6,501
United States	579,383
Other countries	80,503
Total gross premiums written	702,795

The Other countries category includes policies with worldwide risk exposures. All premiums were concluded in the UK.

6. Claims

Favourable movements of $135.2m in the past year’s provision for claims outstanding, net of expected reinsurance recoveries, are included in claims incurred, net of reinsurance. These arose in respect of the following classes of business:

2025
$000
Marine, aviation, and transport	5,011
Fire and other damage to property	41,198
Third party liability	33,331
Reinsurance	55,707
Net claims reserve	135,247

Notes to the financial statements (continued)

7. Net Operating Expenses

Net Operating Expenses for the Group includes:

2025
$000
Acquisition costs	254,123
Change in deferred acquisition costs	(28,686)
Administrative expenses	165,657
Reinsurance commissions and profit participation	(23,496)
Net operating expenses	367,598

Administrative expenses include $21.5m of corporate transaction costs that were incurred by the Group as part of the Radian Group Inc transaction.

Total written commissions for direct insurance business for the year amounted to $97.9m.

Administrative expenses for the Group include:

2025
$000
Auditors’ remuneration
Group audit fees	1,384
Other audit services	327
Total amount payable to the Group’s auditor	1,711

8. Key management personnel compensation

The Executive Directors of the Group received the following aggregate remuneration:

2025
$000
Directors’ emoluments	10,007
Directors’ emoluments	10,007

Directors’ emoluments include salary, performance related bonus and social security costs. In addition, 861,150 shares were issued to Directors as part of the long-term incentive scheme. The remuneration of the highest paid director included in the total above for 2025 is $3,344k.

Notes to the financial statements (continued)

9. Staff numbers and costs

The following amounts were incurred by the Group in respect of payroll costs:

2025
$000
Wages and salaries	77,494
Social security costs	11,337
Other pension costs	3,147
Other incentive costs	1,612
Share-based payment expense	2,182
Total	95,772

The average number of persons employed by the Group was as follows:

2025
Administration and finance	127
Underwriting	104
Claims	16
Total	247

10. Taxation

2025
$000
Current tax
Current year current tax charge	54,222
Adjustments in respect of prior years	978
Foreign tax suffered	67
Total current tax charge	55,267
Deferred tax
Origination and reversal of timing differences	20,934
Adjustments in respect of prior years	(528)
Total deferred tax charge	20,406
Total tax charge in the Income Statement	75,673

Notes to the financial statements (continued)

10. Taxation (continued)

2025
$000
Other comprehensive income items
Deferred tax charge in other comprehensive income	2,516

The payable amount in relation to taxation is presented in the other creditors line in the Consolidated Statement of Financial Position.

The tax charge recognised in the income statement for the current period differs from the profit before tax multiplied by the effective corporation tax rate of 25%. The differences are set out below.

2025
$000
Profit before tax	291,065
Profit before tax multiplied by the standard rate of corporation tax of 25%	72,766
Effects of:
Expenses not deductible for tax	6,736
Income not taxable	(324)
Effects of overseas tax rates	67
Adjustments in respect of prior years	450
Impact of double taxation reliefs	(4,022)
Total tax charge	75,673

The increase in non-deductible expenses during the year is caused by the corporate transaction costs and legal fees associated with the Radian’s acquisition of Inigo, as well as by the depreciation of the right-of-use asset, recognised at the start of the year.

Deferred tax (liability)	2025
$000
Deferred tax (liability) at the beginning of the year	(62,939)
Adjustments in respect of prior years	528
Deferred tax charge to income statement for the period	(20,934)
Total deferred tax (charge) in other comprehensive income for the period	(2,516)
Deferred tax (liability) at the end of the year	(85,861)

Notes to the financial statements (continued)

10. Taxation (continued)

There are no unrecognised deferred tax assets as at 31 December 2025. Deferred tax relates to the following:

2025
$000
Losses available for offsetting against future taxable income	-
Deferred syndicate results	(124,380)
Untaxed member level reinsurance	40,990
Pension	1
Fixed asset timing differences	(2,895)
Intangible asset timing differences	1,585
Bonuses	479
Employee share scheme	361
Origination and reversal of timing differences on available for sale investments	(2,002)
Deferred tax (liability) at the end of the year	(85,861)

As at 31 December 2025, the Group has recognised an uncertain tax provision relating to the insurance profits earned by Cell 16, a protected cell of London Bridge 2 PCC Limited that is controlled by the Group and therefore included in the consolidated Group financial statements.

The Group has assessed the relevant tax laws and regulations, as well as the facts and circumstances surrounding the purpose and operations of Cell 16. Based on this assessment, the Group has determined that there is uncertainty regarding the interpretation of targeted anti-avoidance provisions in the UK’s Risk Transformation (Tax) Regulations 2017 and their application to Cell 16’s activities.

As a result, the Group has recognised an uncertain tax provision of $50,992k (comprising a current tax liability of $48,990k and a deferred tax liability of $2,002k) in the consolidated financial statements, reflecting the estimated tax liability that would arise if the insurance profits of Cell 16 are ultimately determined to be taxable in the UK at the Group’s effective tax rate.

Notes to the financial statements (continued)

11. Investment return

The Group’s investment objective is to achieve an appropriate level of risk adjusted investment return, consistent with the preservation of sufficient capital, liquidity and prudent diversification of portfolio assets. The Group maintains a predominantly high quality, diversified portfolio with a maturity profile and currency mix complementary to that of the liabilities and strategic goals.

The total income, expenses, net realised gains or losses, including changes in fair value, recognised on all financial assets and financial liabilities in the Consolidated Income Statement for the Group comprises the following:

2025
$000
Income from financial investments at fair value through profit and loss	52,651
Interest income from other financial investments	36,261
Net realised gains on investments	9,281
Investment income	98,193
Net unrealised gains on investments	10,293
Net realised losses on available for sale investments	(233)
Other investment management expenses	(1,437)
Investment expenses and charges	(1,670)
Total investment return	106,816

12. Intangible Assets

Intangible assets for the Group as of 31 December:

2025
$000
Cost
Balance as at 1 January	23,056
Balance as at 31 December	23,056
Accumulated amortisation
Balance as at 1 January	(8,646)
Amortisation	(2,306)
Balance as at 31 December	(10,952)
Carrying amount as at 31 December	12,104

Notes to the financial statements (continued)

12. Intangible Assets (continued)

Intangible assets represent the Lloyd’s syndicate capacity arising from the acquisition of StarStone Underwriting Limited. Syndicate capacity represents the authorisation to write insurance and reinsurance business at Lloyd’s of London. The capacity is capitalised at cost in the Consolidated Statement of Financial Position. The remaining amortisation period of the asset is five years. The carrying value of the intangible asset was reviewed for indicators of impairment, and none were noted.

13. Other Financial Investments

Other financial investments for the Group as of 31 December:

	2025
	Carrying Value	Cost
	$000	$000
Shares and other variable yield securities and unit trusts	332,163	332,163
Debt securities and other fixed income securities	1,935,316	1,910,463
Deposits with credit institutions	475	475
Overseas deposits	50,286	49,194
Total financial investments	2,318,240	2,292,295

The financial investments presented in the table above are measured at fair value.

The Group classifies its financial instruments held at fair value in its consolidated statement of financial position using a fair value hierarchy, as follows:

•
Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities;
•
Level 2 – Prices based on inputs other than quoted prices included within Level 1 that are directly or indirectly market observable inputs.

The Group does not hold any Level 3 assets.

The table below analyses financial instruments held at fair value in the Group’s consolidated statement of financial position at the reporting date by their level in the fair value hierarchy.

2025	Level 1	Level 2	Total
	$000	$000	$000
Shares and other variable yield securities and unit trusts	332,163	-	332,163
Debt securities and other fixed income securities	1,308,670	626,646	1,935,316
Overseas deposits	50,286	-	50,286
Deposits with credit institutions	475	-	475
Total	1,691,594	626,646	2,318,240

Notes to the financial statements (continued)

13. Other Financial Investments (continued)

Information on the methods and assumptions used to determine fair values for each major category of financial instrument measured at fair value is provided below.

Debt securities are generally valued using prices provided by external pricing vendors. Pricing vendors will often determine prices by consolidating prices of recent trades for identical or similar securities obtained from a panel of market makers into a composite price. The pricing service may make adjustments for the elapsed time from a trade date to the valuation date to take into account available market information. Lacking recently reported trades, pricing vendors will use modelling techniques to determine a security price.

Some government and supranational securities are listed on recognised exchanges and are generally classified as level 1 in the fair value hierarchy. Those that are not listed on a recognised exchange are generally based on composite prices of recent trades in the same instrument and are generally classified as level 2 in the fair value hierarchy.

Corporate bonds, including asset-backed securities, that are not listed on a recognised exchange or are traded in an established over-the-counter market are also mainly valued using composite prices. Where prices are based on multiple quotes and those quotes are based on actual recent transactions in the same instrument, the securities are classified as level 2, otherwise they are classified as level 3 in the fair value hierarchy. The fair values for all securities in the financial investments portfolio are independently provided by the investment accounting service providers, investment managers and investment custodians, each of which utilise internationally recognised independent pricing services.

Included in shares and other variable yield securities and unit trusts are money market funds. The value of money market funds is based upon unadjusted, quoted and executable prices provided by the fund manager and classified as Level 1.

Overseas deposits are lodged as a condition of conducting underwriting business in certain countries. The funds are required in order to protect policyholders in overseas markets and enable the Syndicate to operate in those markets. The access to those funds is restricted and the Syndicate cannot influence the investment strategy.

The Group reports the unadjusted price provided by the investment accounting service providers, investment managers or investment custodians and validates this price through a process that includes, but is not limited to:

(i) quantitative analysis (e.g. comparing the quarterly return for each managed portfolio to its target benchmark);

(ii) evaluation of methodologies used by external parties to estimate fair value, including a review of the inputs used for pricing;

(iii) comparing the price to the Group’s knowledge of the current investment market.

Notes to the financial statements (continued)

13. Other Financial Investments (continued)

Restricted Assets and Funds at Lloyd's

Syndicate Assets and Premium Trust Funds

Included within the Group's Financial Investments and Cash at Bank are assets totaling $1,641.9m, which represent the Group’s share of the underlying assets of Syndicate 1301. These assets are held in Lloyd's Premium Trust Funds and are subject to the terms of the Lloyd's Trust Deeds. In accordance with these deeds and the Insurance Accounts Directive (Lloyd’s Syndicate and Aggregate Accounts) Regulations 2008, these assets are legally restricted. They are primarily available to meet the specific insurance liabilities and relevant expenses of the Syndicate and are not available to meet the general liquidity requirements or other liabilities of the Group until such time as a profit is formally declared and released by the Managing Agent.

Funds at Lloyd's

Financial investments and cash at bank of $691.7m held in Cell 16 are legally ring-fenced and held in a Lloyd’s Deposit Trust Deed as part of its Funds at Lloyd's. These assets are restricted and can only be used to settle the reinsurance liabilities of the Cell to the Syndicate 1301.

14. Claims development

Claims development for the Group is shown in the tables below, both gross and net of reinsurance ceded, on an accident year basis. Balances have been translated at exchange rates prevailing at 31 December 2025 in all cases.

Accident year – Gross	2021	2022	2023	2024	2025	Total
	$000	$000	$000	$000	$000	$000
Estimate of cumulative gross claims incurred
at end of accident year	165,854	492,398	485,009	666,153	855,791
one year later	143,917	492,899	454,289	546,489	-
two years later	136,241	450,863	413,361	-	-
three years later	150,428	467,281	-	-	-
four years later	152,510	-	-	-	-
Estimate of cumulative gross claims incurred	152,510	467,281	413,361	546,489	855,791	2,435,432
Less cumulative gross claims paid	138,117	367,261	266,584	175,641	200,616	1,148,219
Gross claims reserve	14,393	100,020	146,777	370,848	655,175	1,287,213

Notes to the financial statements (continued)

14. Claims development (continued)

Accident year – Net	2021	2022	2023	2024	2025	Total
	$000	$000	$000	$000	$000	$000
Estimate of cumulative net claims incurred
at end of accident year	138,055	325,105	434,352	568,296	681,927
one year later	125,239	310,742	411,328	472,897	-
two years later	112,699	288,829	372,719	-	-
three years later	122,263	287,844	-	-	-
Four years later	120,733	-	-	-	-
Estimate of cumulative net claims incurred	120,733	287,844	372,719	472,897	681,927	1,936,120
Less cumulative net claims paid	110,059	229,687	247,683	165,520	161,245	914,194
Net claims reserve	10,674	58,157	125,036	307,377	520,682	1,021,926

15. Tangible Assets

Tangible assets for the Group and the Company as at 31 December are as below:

	Computer software	Leasehold improvements	Total
	$000	$000	$000
Cost
Balance as at 31 December 2024	8,283	139	8,422
Additions during the year	-	8,804	8,804
Balance as at 31 December 2025	8,283	8,943	17,226
Accumulated depreciation
Balance as at 31 December 2024	(1,558)	(5)	(1,563)
Depreciation for the year	(985)	(446)	(1,431)
Balance as at 31 December 2025	(2,543)	(451)	(2,994)
Carrying amount at 31 December 2025	5,740	8,492	14,232

The tangible asset additions relate to software development costs and leasehold improvements. The carrying value of the tangible assets was reviewed for indicators of impairment, and none were noted.

Notes to the financial statements (continued)

16. Cash and cash equivalents

Cash and cash equivalents as at 31 December for the Group are included in the table below:

2025
$000
Other Financial investments	351,174
Cash at bank and in hand	109,227
Total cash and cash equivalents	460,401

Included within cash at bank and in hand (in the Consolidated Statement of Financial Position) is cash deposited as FAL of $0.1m.

17. Deferred Acquisition costs

Deferred acquisition costs reconciliation for the Group is included in the table below:

2025
$000
Balance at 1 January	80,436
Acquisition costs incurred during the period	254,123
Amortisation for the period	(225,437)
Transfers of risk	(16)
Effect of movements in exchange rates	457
Balance at 31 December	109,563

The 2021 and 2022 years of account were closed into the 2023 year of account via the reinsurance to close (RITC) process. To reflect the change in participation where a third-party capital provider assumed a 1.5% share of the 2023 year of account, including the corresponding share of the 2021 and 2022 technical provisions which was transferred into and assumed by the 2023 year of account.

This movement is presented as a separate line, "Transfer of risk", in the table above. As the assets transferred to the 2023 year of account were equal to the value of the liabilities assumed, there was no impact on the Group’s net assets or the technical result. This presentation is adopted due to the immateriality of the balances, ensuring the Technical Account focuses on the underwriting performance of the current period.

Notes to the financial statements (continued)

18. Technical provisions

The table below shows changes in the insurance contract liabilities and assets from the beginning of the period to the end of the period for the Group.

2025 - Unearned premiums	Gross provisions	Reinsurance assets	Net
	$000	$000	$000
Balance at 1 January	488,099	(62,393)	425,706
Premiums written during the year	1,522,669	(300,725)	1,221,944
Premiums earned during the year	(1,403,237)	292,349	(1,110,888)
Transfers of risk	(124)	10	(114)
Effect of movements in exchange rate	2,889	(170)	2,719
Balance at 31 December	610,296	(70,929)	539,367

2025 - Claims outstanding	Gross provisions	Reinsurance assets	Net
	$000	$000	$000
Balance at 1 January	1,039,004	(207,000)	832,004
Change in provisions	719,975	(168,245)	551,730
Claims paid	(478,514)	109,907	(368,607)
Transfers of risk	(4,414)	1,485	(2,929)
Effect of movements in exchange rate	11,162	(1,434)	9,728
Balance at 31 December	1,287,213	(265,287)	1,021,926

The 2021 and 2022 years of account were closed into the 2023 year of account via the reinsurance to close (RITC) process. To reflect the change in participation where a third-party capital provider assumed a 1.5% share of the 2023 year of account, including the corresponding share of the 2021 and 2022 technical provisions which was transferred into and assumed by the 2023 year of account.

This movement is presented as a separate line, "Transfer of risk", in the table above. As the assets transferred to the 2023 year of account were equal to the value of the liabilities assumed, there was no impact on the Group’s net assets or the technical result. This presentation is adopted due to the immateriality of the balances, ensuring the Technical Account focuses on the underwriting performance of the current period.

Notes to the financial statements (continued)

19. Related parties

The Company has taken advantage of the exemption available in FRS 102 for wholly-owned subsidiaries not to disclose related party transactions between itself and other group companies.

There are no transactions and outstanding balances with the Group's related parties requiring disclosures in 2025.

20. Funds at Lloyd’s

Every corporate member is required to hold capital at Lloyd's which is held in trust and known as Funds at Lloyd’s ("FAL"). These funds are intended primarily to cover circumstances where the Syndicate assets prove insufficient to meet participating members' underwriting liabilities.

The level of FAL that Lloyd's requires a member to maintain is determined by Lloyd's based on Prudential Regulation Authority requirements and resource criteria. FAL is set with reference to the SCR together with the Lloyd’s uplift. The determination of FAL has regard to a number of factors including the nature and amount of risk to be underwritten by the member and the assessment of the reserving risk in respect of business that has been underwritten. Please refer to the risk and capital management note 4 on pages 30 to 41 for further details.

The funding requirement was met through restricted cash deposits and investments, as well as a letter of credit facility. Please refer to Note 28 on page 59 Off-Balance Sheet Items for further details.

21. Leases

The Group entered into a new office leases during 2025. The office lease was initially recognised at the start of 2025 and has a lease term of 7 years and no early termination or extension options.

The table below shows the carrying amounts of the right-of-use assets recognised in the statement of financial position for leases of office space and their movements during the period:

2025
$000
Cost
Balance as at 1 January	-
Additions during the year	13,004
Balance as at 31 December	13,004
Accumulated depreciation
Balance as at 1 January	-
Depreciation for the year	(1,906)
Balance as at 31 December	(1,906)
Carrying amount	11,098

Notes to the financial statements (continued)

21. Leases (continued)

The table below shows the carrying amounts of the lease liabilities and their movements during the period:

2025
$000
Balance as at 1 January	-
Additions during the year	11,166
Accretion of interest	814
Lease payments, net of lease incentives	58
Balance as at 31 December	12,735

The following amounts are recognised in profit or loss in respect of leases:

2025
$000
Depreciation expense on right-of-use assets	1,906
Interest expense on lease liabilities	814
Total amount recognised in profit or loss	2,720

22. Provision for dilapidations

The other provisions balance in the Consolidated Statement of Financial Position includes a provision for dilapidations in relation to the new office.

As part of the Group’s property leasing arrangements there is an obligation to restore the property to its original condition at the end of the lease. The present value of the cost to restore the asset is included in the Right-of-Use asset and is depreciated on a straight-line basis over the term of the leases. The provision is expected to be utilised in 2032 when the leases terminate.

2025
$000
Balance as at 1 January	-
Additions during the year	1,304
Accretion of interest	24
Balance as at 31 December	1,328

Notes to the financial statements (continued)

23. Shares in group undertakings (unaudited)

This note relates to the Company Statement of Financial Position.

2025
$000
Cost
At the beginning of year	30,578
Acquisitions	704,136
At the end of year	734,714

Set out below are the Company’s subsidiaries with details of the percentage of nominal value and voting rights held by the Company and the Group.

Subsidiary undertaking	Class of shares Held	Percentage of nominal value and voting rights held by Company	Percentage of nominal value and voting rights held by Group	Company number	Registered Office
Inigo Managing Agent Limited	Ordinary	100	100	08039754	25 Fenchurch Avenue, London, England, EC3M 5AD
Inigo Corporate Member Limited	Ordinary	100	100	12829143	25 Fenchurch Avenue, London, England, EC3M 5AD
Redbudbridge Limited	Ordinary	100	100	12584720	25 Fenchurch Avenue, London, England, EC3M 5AD
London Bridge 2 PCC Limited (Cell 16)	Redeemable non-voting shares	100 (voting rights – n/a)	100 (voting rights – n/a)	PC000006	C S C Capital Markets UK Ltd, 5 Churchill Place, London, England, E14 5HU

Cell 16 is a protected cell of London Bridge 2 PCC limited, a company incorporated in England and Wales. Inigo limited holds 100% of the redeemable non-voting shares in Cell 16, which entitle the company to the assets and liabilities specifically attributable to that cell. While the Cell is not a separate legal person, it is treated as a subsidiary undertaking for accounting purposes in accordance with FRS 102 Section 9.

Inigo Limited holds a 35% interest in Motion Specialty, Inc (“Motion”), a Managing General Agent incorporated in the United States. Motion is accounted for at cost in the Company Statement of Financial Position. The carrying amount of the investment in associates as at 31 December is $105k.

Notes to the financial statements (continued)

24. Amounts owed by group undertakings (unaudited)

This note relates to the Company Statement of Financial Position.

Amount owed by group undertakings:	2025
$000
Inigo Corporate Member Limited	55,424
Inigo Managing Agent Limited	6,530
Total	61,954

On 2 January 2025, the intercompany loan between Inigo Limited and ICML was settled in full as part of the investment in Cell 16. The loan bore interest at 8% per annum and was repayable on demand. Included in the Inigo Corporate Member Limited amount is the Syndicate 1301 payable to Inigo Limited Group, net of amounts attributable to third-party capital providers.

25. Share-based payments

In March 2025, the Group established an employee share-based payment plan.

Under the plan, selected employees were granted share options in the Long-term Incentive Plan (LTIP), which is intended to align employee incentives with the performance of the Group. Vesting of these options is conditional upon continued employment with the Group and the achievement of specified performance conditions. In addition, all other employees were granted nil-cost share options under the All-in Plan, which vest subject solely to continued employment. Options lapse if the employee ceases to be employed by the Group.

The LTIP options are exercisable three years after the grant date and expire ten years after the grant date. The LTIP scheme is accounted for as an equity-settled share-based payment arrangement.

At grant date, the All-in Plan options were also exercisable three years after the grant date and expired ten years after the grant date. However, following the acquisition of Inigo by Radian, effective 31 December 2025 the All-in Plan options will vest upon completion of the acquisition and will be settled in cash.

The total share-based payment recognised as an expense and a credit to equity during the year was $2.3m. The modification of the All-in Plan from equity-settled to cash-settled on 31 December 2025 resulted in the recognition of a liability of $0.8m, with a corresponding debit to equity.

There is no cost to employees to exercise the options. A reconciliation of share option movements for both plans during the year ended 31 December 2025 is presented below.

Notes to the financial statements (continued)

25. Share-based payments (continued)

	Number of options LTIP	Number of options All-in Plan	Weighted Avg. Exercise Price, $
Outstanding as at 1 January	-	-	-
Granted during the year	6,726,183	473,960	1.4
Forfeited during the year	(48,175)	(26,010)	1.4
Exercised during the year	-	-	-
Expired during the year	-	-	-
Outstanding at 31 December	6,678,008	447,950	1.4
Exercisable at 31 December	-	-	1.4

The Group is unable to directly measure the fair value of employee services received. Instead, the Group measures the fair value of the share options granted during the year. The LTIP options granted are based on the fair value of the Company’s A ordinary shares, which is calculated as the Company’s equity value less the fair value of B ordinary shares. These shares are held in a trust on behalf of management participants.

At grant date in March 2025, the Company’s equity is valued using a market approach, specifically the multiples of comparable companies discounted for lack of marketability, whereas the B ordinary shares are valued using an option pricing method. The All-in share options were revalued on 31 December 2025 on modification from an equity to cash settled plan. The valuation of the All-In shares share options are valued on the basis of the Radian acquisition price.

26. Share capital

Share Capital for the Group and the Company is presented in the table below:

2025
$000
Allotted and fully paid:
729,999,976 ordinary shares - A of $ 0.01 each	7,300
229,999,900 ordinary shares - B of $ 0.01 each	2,300
Ordinary shares total	9,600
Share premium	722,700
Less: share issue costs	(14,100)
Share premium total	708,600
Total Shareholders' Capital Total	718,200

Notes to the financial statements (continued)

26. Share capital (continued)

The A ordinary shares carry voting rights in the Company, as well as entitlement to dividends. B ordinary shares relate to the Management Incentive Plan and carry no voting rights, or entitlement to dividend distributions. In 2025, the Company has issued nil new A ordinary shares and 7,666,600 new B ordinary shares.

27. Banking facilities

In November 2025, the Group increased the letter of credit facility from $520.0m to $620.0m to support its business for the 2026 underwriting year. The terms of the facility require that certain financial covenants be met, confirmed through the filing of compliance certificates. The Group met all the required financial covenants in 2025.

28. Off-balance sheet items

As noted in Note 27, during the year, the Group had the benefit of a $620.0m letter of credit facility. This arrangement is considered to be off-balance sheet as neither the asset nor the liability are owned by the Group.

As at 31 December 2025, the Group benefits from collateral pledged by certain ceded reinsurance counterparties of $500.9m.

29. Post balance sheet events

A dividend of up to $9.5m was declared in January 2026, $4.5m of the declared dividend was settled in January 2026.

In September 2025 Inigo Limited entered into a definitive agreement to be acquired by Radian Group Inc (“Radian”) in a primarily all cash transaction. The transaction closed on 2 February 2026, following regulatory approvals. Inigo Limited and its subsidiaries (“Inigo Group”) will continue to operate as an independent brand, under the ownership of Radian and will be led by the existing Inigo management team.

Following the acquisition of Inigo Group by Radian, Rick Thornberry was appointed as a Non-Executive Director on 2 February 2026. On the same day, Tim Hanford, Peter Jurdjevic and Steven Gruber resigned from their positions as Non-Executive Directors of Inigo Limited. In addition, Vanessa Hartley was appointed as an Executive Director on 2 February 2026.

30. Ultimate Parent Company and controlling party

Inigo Limited is incorporated in England and Wales and is the ultimate parent company.

From 2 February 2026, Radian Group Inc, a company incorporated in the US, is the ultimate parent and controlling party of Inigo Limited.

Notes to the financial statements (continued)

31. Significant differences between accounting principles in the United Kingdom (“UK GAAP”) and accounting principles in the United States of America (“US GAAP”)

The consolidated Inigo Limited financial statements for the year ended 31 December 2025 were prepared in accordance with UK GAAP, as summarised in Note 1. Inigo Limited’s application of UK GAAP differs from the requirements of US GAAP in certain respects. The effects of US GAAP on the information presented in the consolidated financial statements are set out below:

Total comprehensive income for the year ended 31 December 2025:

Income Statement	2025
$000
UK GAAP Profit for the year after taxation	215,392
US GAAP adjustments:
(i) Deferred Acquisition Costs (“DAC”) & Unearned Premium Reserve (“UPR”) revaluation	2,304
(ii) Amortisation of syndicate capacity asset	2,306
(iii) Indirect acquisition costs	(737)
(iv) Contingent transaction costs	17,500
(v) Income tax impact of US GAAP adjustments	(968)
Total US GAAP Adjustments	20,405
Amount transferred to other comprehensive income:
(vi) Unrealised gains	(10,293)
(v) Income tax impact of US GAAP adjustments	2,573
US GAAP profit for the year after taxation	228,077

Other Comprehensive Income	2025
$000
UK GAAP Other Comprehensive Income	7,550
Amount transferred from Income Statement:
(vi) Unrealised gains	10,293
(v) Income tax impact of US GAAP adjustments	(2,573)
US GAAP Other Comprehensive Income	15,270
US GAAP Total Comprehensive Income	243,347

Notes to the financial statements (continued)

31. Significant differences between accounting principles in the United Kingdom (“UK GAAP”) and accounting principles in the United States of America (“US GAAP”) (continued)

i.
DAC and UPR revaluation

DAC and UPR are deemed non-monetary items under US GAAP, while UK GAAP defines them as monetary items. As a result, the foreign exchange losses reported on the revaluation of foreign currency DAC and UPR balances under UK GAAP in 2025 are not recognised under US GAAP.

ii.
Amortisation of syndicate capacity asset

UK GAAP specifies that all intangible assets have a finite life, with a maximum of 10 years, and are amortised on a straight-line basis. Under US GAAP, an intangible asset has an indefinite life when there is no foreseeable limit to the period over which it is expected to generate positive cash flows. An intangible asset with an indefinite life is not automatically amortised but is subject to regular impairment reviews.

The Syndicate capacity asset held by Inigo has an indefinite life under US GAAP. An impairment review has been performed on the asset and no write down is required.

iii.
Indirect acquisition costs

UK GAAP permits the deferral of direct and indirect costs of processing proposals and issuing policies, whereas US GAAP only allows the cost of the successful acquisition of insurance contracts to be deferred. As a result, a smaller proportion of underwriting costs is deferred under US GAAP.

iv.
Contingent transaction costs

US GAAP does not allow the obligation to pay a success fee on completion of a transaction to be recognised before the transaction has completed. As such, the expense recognised under UK GAAP for success fees payable on completion of Inigo’s acquisition by Radian is reversed in the US GAAP income statement.

v.
Income tax impact of US GAAP adjustments

Adjustments between UK GAAP and US GAAP change the carrying value of assets and liabilities but do not affect the tax basis; accordingly, they change the amount of temporary differences. The impact of these adjustments that have an effect on deferred tax has been calculated using the statutory income tax rate of 25%, with each tax adjustment recorded in either the income statement or Other comprehensive income, depending on the location of the underlying adjustment.

vi.
Unrealised gains

Under UK GAAP, Inigo’s share of financial investments held by Syndicate 1301 are stated at fair value, with unrealised gains and losses recorded on the income statement. Under US GAAP, these investments are classified as available-for-sale, meaning they are measured at fair value, with unrealised gains and losses recorded in Other comprehensive income.

vii.
Statement of cash flows

The statement of cash flows under both UK GAAP and US GAAP present cash flows grouped by operating, investing and financing activities.

However, the level of disaggregation and presentation differ.

Notes to the financial statements (continued)

31. Significant differences between accounting principles in the United Kingdom (“UK GAAP”) and accounting principles in the United States of America (“US GAAP”) (continued)

Statement of Financial Position as at 31 December 2025:

Statement of Financial Position as at 31 December 2025	2025
$000
UK GAAP total shareholders' funds	1,171,864
US GAAP adjustments:
(i) DAC & UPR revaluation	1,307
(ii) Amortisation of syndicate capacity asset	10,952
(iii) Indirect acquisition costs	(2,416)
(iv) Contingent transaction costs	17,500
(v) Income tax impact of US GAAP adjustments	(2,461)
Total US GAAP Adjustments	24,882
US GAAP total shareholders' funds	1,196,746